CONFIRMATION

Date:             June 29, 1999, as amended and restated on  December 1, 1999

To:               Conseco, Inc. ("Party B")
                  11825 N. Pennsylvania Street
                  Carmel, Indiana  46032

Attention:        James S. Adams, Senior Vice President and Treasurer
                  Phone:  (317) 817- 6166
                  Fax:    (317) 817-2166

From:             UBS AG, London Branch ("Party A")

Re:               Equity Forward Confirmation
                  Reference Number: 1299482

--------------------------------------------------------------------------------


The purpose of this communication is to confirm the terms and conditions of the forward transaction (the "Transaction") entered into between us on the Trade Date specified below, as such terms and conditions have been amended and restated on the Modification Date specified below. This communication constitutes a "Confirmation" as referred to in the 1992 ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (the "Swap Definitions") and the 1996 ISDA Equity Derivatives Definitions (the Equity Definitions and, together with the Swap Definitions, the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of April 21, 1999 (the "Agreement") between Party B and Party
A. All provisions contained in the Agreement govern this confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

General
-------

Type of Transaction  : Share Forward Transaction

Trade Date           : June 29, 1999 (time of execution available upon request)

Modification Date    : December 1, 1999

Effective Date       : The Closing Date (if any) under the Purchase Agreement

Termination Date     : June 15, 2000, as it may be extended as provided
                       elsewhere in this Confirmation, or if such day is not an Exchange Business Day, the next succeeding day that is an Exchange Business Day

Buyer                : Party B

Seller               : Party A

Shares               : Common Stock of Conseco, Inc. (Symbol:  CNC)

Initial Number
of Shares            : The number of Purchased Shares (as defined in the
                       Purchase Agreement)

Current Number
of Shares            : At any  time,  the  Initial  Number  of  Shares  less
                       the aggregate Number of Terminated Shares at that time, determined as of the end of the most recent Business Day

Number of
Terminated Shares    : In  respect  of any  early  termination  hereunder,
                       (i) the proceeds, net of Commission, of Party A's sales of Purchased Shares pursuant to Party B's Direction to Sell divided by (ii) the Forward Price Per Share

Forward Price
per Share            : The Purchase Price  (as defined in the Purchase
                       Agreement)

Total Forward Price  : At any time,  the  Current  Number of  Shares  at that time  multiplied  by the Forward Price per Share

Direction to Sell    : As defined in the Purchase Agreement

Averaging Period     : As defined under Settlement Terms, below

Purchase Agreement   : The Purchase Agreement among Party A, Party B and WDR,
                       dated as of June 29, 1999, as amended and supplemented by the Amendment and Supplement to Purchase Agreement among Party A, Party B and WDR, dated as of December 1, 1999

Purchased Shares     : The  Shares  sold by  Party B to WDR  pursuant  to the
                       Purchase Agreement and immediately transferred by WDR to Party A

WDR                  : Warburg  Dillon  Read  LLC,  which  shall  serve as
                       Party A's selling agent in respect of Party A's sales of Shares

Exchange             : New York Stock Exchange

Related Exchange     : Any exchange on which options with respect to the Shares are traded

Calculation Agent    : Party A, subject to Section 4(e) of the Schedule to the
                       Agreement

Clearance System     : The Depository Trust Company

Commission           : $ 0.05 per Share,  for each Share (as defined in the
                       Purchase  Agreement)  sold by Party A.

Parallel Termination : If the Purchase Agreement is terminated for any reason before the purchase and sale of the Purchased Shares contemplated therein is consummated, this Confirmation and the Transaction hereby confirmed shall likewise be terminated, and neither party shall have any further obligation hereunder.

Dividend Payment
----------------

Dividend Amount
Payer                : Party A

Dividend Amount
Payee                : Party B

Dividend Payment
Dates                : The Floating Rate Payer Payment Date for each Calculation
                       Period during which an Applicable Dividend is paid by Party B, provided that if an Applicable Dividend is paid by Party B after the termination of the Transaction, the Dividend Payment Date in respect of that dividend shall be the second Business Day after receipt thereof by Party A

Dividend Amount      : The  per-share  amount of an  Applicable  Dividend
                       multiplied by the aggregate number of Purchased Shares, Payment Shares, Initial Predelivered Shares, Additional Predelivered Shares, and Make-whole Shares of which Party A or its nominee is the record holder on the record date for such Applicable Dividend (after giving effect to any sales of Purchased Shares, Payment Shares or Make-whole Shares that are settled on the record date)

Applicable Dividend  : Each  dividend  paid in respect of the  Shares  the ex-dividend date of which occurs during the Dividend
                       Period

Dividend Period      : The period from and including the second Exchange
                       Business Day before the Effective Date to and including the Termination Date or any Early End Date on which the Transaction (or such portion of the Transaction as remains after any previous terminations in part) is terminated in whole, provided that if Party A holds Payment Shares or Make-whole Shares after such termination, the Dividend Period shall be extended until Party A has disposed of all such Shares

Floating Rate Payments
----------------------

Floating Rate Payer  : Party B

Floating Rate Payee  : Party A

Initial Notional
Amount               : The Total Forward Price on the Effective Date

Current Notional
Amount               : At any time,  the Total Forward  Price at that time,
                       provided that for this purpose the Current Number of Shares shall be reduced in respect of each sale by Party A of Purchased Shares in the Averaging Period by a number equal to the net proceeds of such sale divided by the Forward Price per Share, and provided further that no reduction (whether in respect of a sale of Shares in the Averaging Period or otherwise) shall take effect until Party A has received the net proceeds of such sale.

Final Calculation
Period               : The last day of the final Calculation Period shall be the date on which Party A has received the net proceeds of all sales of Purchased Shares during the Averaging Period.

Floating Amount      : For  any day in a  Calculation  Period,  the  result  of multiplying (i) the Current Notional Amount on that day by (ii) the sum of the Floating

                       Rate for that Calculation Period and the Spread by (iii) the Floating Rate Day Count Fraction

Floating Rate Option : USD-LIBOR-BBA

Designated Maturity  : 1 month

Spread               : plus (A) 0.65% through December 15, 1999 and (B) 0.75%
                       thereafter

Floating Rate for
Initial Calculation
Period               : To be determined by Party A on the Effective Date and
                       advised to Party B

Floating Rate Day
Count Fraction       : 1/360 for each day in the Calculation Period. (See
                       "Daily Basis" below)

Reset Dates          : The first day of each Calculation Period

Floating Rate Payer
Payment Dates        : Monthly,   on  the  calendar  date  corresponding  to
                       the Closing Date, and on the Termination Date, subject to adjustment in accordance with the Business Day Convention specified below.

Business Day
Convention           : Modified Following

Daily Basis          : Floating  Amounts  hereunder  shall be  calculated  on
                       a daily basis and paid on each Floating Rate Payer Payment Date.

Settlement Terms
----------------

Settlement           : The Transaction will be physically settled; provided,
                       however, that Party B may elect to require that the Transaction be net share settled by giving an irrevocable notice to Party A no later than ten Exchange Business Days before the Termination Date.

Settlement Date      : Three Clearance System Business Days after the
                       Termination Date

Physical Settlement  : If the Transaction is to be physically settled, on the
                       Settlement Date the Seller shall deliver to the Buyer the Current Number of Shares at the Termination Date against payment in immediately available U.S. funds by the Buyer to the Seller of an amount equal to the Total Forward Price.

Net Share Settlement : If the Transaction is to be net share settled, the following provisions shall apply (subject to "Termination on Satisfaction in Full," below):

                       (a) If the Forward Price per Share is less than the Final Price, on the Settlement Date Party A shall deliver to Party B the number of whole Shares equal to (i) the product of (A) the Current Number of Shares at the close of trading on the Exchange on the Termination Date multiplied by (B) the amount by which the Forward Price per Share is less than the Final Price, divided by (ii) the Final Price, plus cash in lieu of any fractional Share.

                       (b) If the Forward Price per Share is greater than the Final Price, on the Settlement Date Party B shall deliver to Party A the number of whole Shares (the "Payment Shares") equal to (i) the product of (A) the Current Number of Shares at the close of trading on the Exchange on the Termination Date multiplied by (B) the amount by which the Forward Price per Share is greater than the Final Price, divided by (ii) the Final Price, plus cash in lieu of any fractional Share.

                       (c) If the Forward Price per Share is equal to the Final Price, no delivery shall be made by either Party A or Party B.

Final Price          : (a) If on the first day of the  Averaging  Period  Party
                       A holds Purchased Shares in a number greater than or equal to one-half the Current Number of Shares at that time, the volume-weighted average price at which Party A sells its entire holding of the Purchased Shares during the Averaging Period, less Commission, provided that if Party A is unable to sell its entire holding in a commercially reasonable manner, the Final Price shall be the volume-weighted average price at which Party A sells the number of Purchased Shares that it is able to sell during the Averaging Period in a commercially reasonable manner, or

                       (b) if on the first day of the Averaging Period Party A holds

                       Purchased Shares in a number less than one-half the Current Number of Shares at that time, then the Transaction shall be bifurcated into Transactions 1 and 2, where Transaction 1 comprises that portion of the Current Number of Shares equal to the number of Purchased Shares then held by Party A and Transaction 2 comprises the remainder of the Current Number of Shares. The Final Price for purposes of the settlement of Transaction 1 shall be the volume-weighted average sale price at which Party A sells its Purchased Shares during the Averaging Period, and the Final Price for purposes of the settlement of Transaction 2 shall be the arithmetic average of the Relevant Prices on all Averaging Dates.

Averaging Period     : The period from and  including the ninth  Exchange
                       Business Day immediately preceding the Termination Date to and including the Termination Date

Relevant Price       : With  respect  to any  Averaging  Date,  the  closing
                       price of a Share on such Averaging Date, as reported by the Exchange

Averaging Dates      : The Exchange Business Days in the Averaging Period

Averaging Date
Market Disruption    : Modified  Postponement,  and for this  purpose the
                       Transaction shall be deemed to be a Share Transaction.

Valuation Date       : The Termination Date

Extension for
Residual Shares      : If Party A is unable to sell in a commercially reasonable manner its entire holding of the Purchased Shares during the Averaging Period, Party A shall so notify Party B, and settlement of the Transaction shall proceed, except with respect to the Purchased Shares not sold. The Termination Date of the Transaction shall be postponed until the earliest date on which all such unsold Purchased Shares (the "Residual Shares") have been sold or until July 17, 2000, whichever first occurs. A new Averaging Period ("Supplemental Averaging Period") shall commence on the Exchange Business Day following the last day of the Averaging Period, and net share settlement shall apply (provided that the Conditions for Net Share Settlement are met during the Supplemental Averaging Period). The Final Price for purposes of settlement shall be the volume-weighted average price at which Residual Shares are sold during the Supplemental Averaging Period. For purposes of floating rate payments, a supplemental Calculation Period shall run from the last day of the final Calculation Period to the date on which Party A has received the net proceeds of all sales of Residual Shares made during the Supplemental Averaging Period.

Conditions on Net
Share Settlement     : If Party B elects to have the Transaction  net-share
                       settled, the following conditions must be met at all times during the Averaging Period: (i) the Registration Statement shall be effective, (ii) Party B shall have filed all reports and any definitive proxy or information statements required to be filed by Party B pursuant to
                       Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, (iii) no stop order or any order preventing or suspending the use of any prospectus relating to the Registered Shares or suspending the qualification of the Registered Shares for offering or sale in any jurisdiction shall have been issued and shall continue in effect, (iv) no notice by Party B to Party A pursuant to
                       Section 3(f) of the Purchase Agreement shall have been given and remain in effect, (v) Party B shall not be in possession of material non-public information relating to Party B, (vi) any Shares deliverable to Party A shall have been authorized for listing on the Exchange, and
                       (vii) if Party A is delivering Shares to Party B, (1) no issuer or third-party tender offer shall be in effect in respect of the Shares on the Settlement Date, and no issuer tender offer shall have been in effect within the ten business days preceding the Settlement Date, and (2) net share settlement of the Transaction shall not constitute or cause a violation of Rule 102 of Regulation M under the Securities Exchange Act of 1934. If any of the foregoing conditions are not met at all required times, physical settlement shall apply to the relevant termination.

Registration
Statement            : The registration statement and any additional
                       registration statements filed by Party B with the Securities and Exchange Commission on Form S-3, registering Purchased Shares, Payment Shares, Make-whole Shares, or Predelivered Shares, as amended and supplemented from time to time

Registered Shares    : All Shares registered under the Registration Statement

Make-Whole

Provisions           : If Party A receives  Payment Shares pursuant to net share settlement, whether incident to an early termination in part or in whole or final settlement, and if within ten Exchange Business Days after the Settlement Date Party A resells all or any portion of the Payment Shares in commercially reasonable market transactions and the net proceeds received by Party A upon the resale of such shares exceeds the product of the number of Payment Shares multiplied by the Final Price (the "Settlement Amount") (or if less than all of the Payment Shares are sold, the applicable pro rata portion of the Settlement Amount), Party A shall promptly refund in cash such difference to Party B. If such net proceeds are less than the Settlement Amount (or if less than all the Payment Shares are sold, the applicable pro rata portion of the Settlement Amount), Party B shall pay in cash or (subject to the satisfaction of the Conditions on Net Share Settlement) additional Shares such difference (the "Make-whole Amount") to Party A promptly after receipt of notice thereof. If Party B elects to pay the Make-Whole Amount in additional Shares, Party B shall deliver to Party A the number of whole Shares (the "Make-whole Shares") equal to (i) the Make-whole Amount divided by
                       (ii) the closing price of the Shares as reported on the Exchange on the Exchange Business Day immediately preceding the day of delivery of such Shares. If within ten Exchange Business Days after delivery of the Make-whole Shares to Party A, Party A resells all or any portion of such Shares in commercially reasonable market transactions and the net proceeds received by Party A from the resale of Make-whole Shares exceed or are less than the Make-whole Amount (or if less than all of the Make-whole Shares are sold, the applicable portion of the Make-whole Amount), Party A shall pay to Party B any such excess in cash and Party B shall pay to Party A any additional Make-whole Amount in cash. In calculating the net proceeds from the resale of any Payment Shares or Make-whole Shares, the Commission shall be deducted from the proceeds. In determining when the ten Exchange Business Days referred to above in relation to resales by Party A of Payment Shares or Make-whole Shares have elapsed, Exchange Business Days occurring during any period when Party A is required to suspend sales of the Shares pursuant to a notice given by Party B under
                       Section 3(f) of the Purchase Agreement, and Exchange Business Days on which a Market Disruption Event occurs, shall be disregarded.

Deficiency of

Registered Shares    : If there is an  insufficient  number of  Registered
                       Shares to enable Party B to satisfy its obligation to Party A to deliver Registered Shares as Payment Shares or Make-whole Shares, the Transaction shall be cash-settled to the extent of the deficiency, and Party B, in addition to delivering such Registered Shares as it has, shall pay to Party A on the Settlement Date (in the case of Payment Shares) or on the date of delivery (in the case of Make-whole Shares) an amount in immediately available U.S. funds equal to the Settlement Amount or the Make-whole Amount, as the case may be, less the product of the number of Registered Shares delivered by Party B times the Final Price (in the case of Payment Shares) or the closing price of the Shares as reported on the Exchange on the Exchange Business Day immediately preceding the day of delivery of such Registered Shares (in the case of Make-whole Shares).

Settlement
Disruption           : If a  Settlement  Disruption  Event  prevents delivery of
                       Shares (whether pursuant to physical settlement or net share settlement) on the Settlement Date, then the Settlement Date will be the first succeeding day on which delivery of the Shares can take place through the relevant Clearance System unless a Settlement Disruption Event prevents settlement on each of the 10 relevant Clearance System Business Days immediately following the original date, that, but for the Settlement Disruption Event, would have been the Settlement Date. In that case
                       (a) if such Shares can be delivered in any other commercially reasonable manner, then the Settlement Date will be the first day on which settlement of a sale of Shares executed on the 10th relevant Clearance System Business Day customarily would take place using such other commercially reasonable manner of delivery (which other manner of delivery will be deemed the relevant Clearance System for the purposes of delivery of the relevant Shares), and (b) if such Shares cannot be delivered in any other commercially reasonable manner, then the Settlement Date will be postponed until delivery can be effected through the relevant Clearance System or in any other commercially reasonable manner.

Settlement
Disruption Event     : An event  beyond the control of the  parties as a result of which the relevant Clearance System cannot clear the transfer of Shares

Early Termination
-----------------

Early End Date       : Any Exchange  Business Day in advance of the  Termination
                       Date on which the Transaction is terminated, in whole or in part, pursuant to the terms hereof

Termination on
Satisfaction in Full : If at any time while the  Transaction is  outstanding
                       Party A has attained the full amount (after deducting Commission) of the Total Forward Price (as adjusted from time to time) through sales of Purchased Shares pursuant to Directions to Sell, Payment Shares or Make-whole Shares in any combination, Party A shall promptly cease all sales of such Shares and shall promptly notify Party B accordingly. Upon the giving of such notice, and notwithstanding any other terms of the Transaction regarding termination, the Transaction shall terminate, the Early End Date shall be the date on which such notice is given, and Party A shall forthwith deliver to Party B the remaining Purchased Shares, Payment Shares, Make-whole Shares and Predelivered Shares that it may be holding (other than Shares needed to meet delivery requirements resulting from previous sales), and Party A shall pay to Party B in cash the amount of any excess that Party A may have attained over the Total Forward Price.


Termination on
Direction to Sell    : If Party A sells  Shares  pursuant to a Direction  to
                       Sell given by Party B, the Transaction shall be terminated on the date of sale (which shall be the Early End Date) to the extent of the Number of Terminated Shares. If the Number of Terminated Shares equals the entire Current Number of Shares on the date of the Direction to Sell, the Transaction shall be terminated in whole. If the Number of Terminated Shares is less than the entire Current Number of Shares on the date of the Direction to Sell, the Transaction shall be terminated in part as to the Number of Terminated Shares. If the Transaction is terminated in part, then on the Early End Date the Current Number of Shares shall be reduced by the Number of Terminated Shares, the Total Forward Price shall be recalculated using the Current Number of Shares as so reduced, and the Transaction, with the Current Number of Shares and Total Forward Price so reduced, shall continue to be a Transaction for all purposes of this Confirmation and the Agreement.

Conditions on
Termination on
Direction to Sell    : The  early   termination  of  the   Transaction  or part
                       thereof is subject to the satisfaction of the following conditions at all times from the giving of the Direction to Sell to the consummation of the early termination: (i) the Registration Statement shall be effective, (ii) Party B shall have filed all reports and any definitive proxy or information statements required to be filed by Party B pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, (iii) no stop order or any order preventing or suspending the use of any prospectus relating to the Registered Shares or suspending the qualification of the Registered Shares for offering or sale in any jurisdiction shall have been issued and shall continue in effect, (iv) no notice by Party B to Party A pursuant to Section 3(f) of the Purchase Agreement shall have been given and remain in effect, (v) Party B shall not be in possession of material non-public information relating to Party B, (vi) any Shares deliverable to Party A shall have been authorized for listing on the Exchange, (vii) the Early End Date shall not fall within the Averaging Period or the Supplemental Averaging Period, if any, and (viii) if Party A is delivering Shares to Party B, (1) no issuer or third-party tender offer shall be in effect in respect of the Shares on the Settlement Date in respect of the early termination, and no issuer tender offer shall have been in effect within the ten business days preceding such Settlement Date, and (2) net share settlement of the Transaction or part thereof shall not constitute or cause a violation of Rule 102 of Regulation M under the Securities Exchange Act of 1934. If any of the foregoing conditions are not met at all required times, the Direction to Sell shall be void and no early termination shall take place.

Net Share Settlement
on Termination on
Direction to Sell    : Any Termination on Direction to Sell shall be net share
                       settled as follows:

                       (a) If the Forward Price per Share is less than the Final Price on Early Termination, on the Settlement Date Party A shall deliver to Party B the number of whole Shares equal to (i) the product of (A) the Number of Terminated Shares multiplied by (B) the amount by which the Forward Price per Share is less than the Final Price on Early Termination, divided by (ii) the Final Price on Early

                       Termination, plus cash in lieu of any fractional Share.

                       (b) If the Forward Price per Share is greater than the Final Price on Early Termination, on the Settlement Date Party B shall deliver to Party A the number of whole Shares (the "Payment Shares") equal to (i) the product of
                       (A) the Number of Terminated Shares multiplied by (B) the amount by which the Forward Price per Share is greater than the Final Price on Early Termination, divided by
                       (ii) the Final Price on Early Termination, plus cash in lieu of any fractional Share.

                       (c) If the Forward Price per Share is equal to the Final Price on Early Termination, no delivery shall be made by either Party A or Party B.

Final Price on Early
Termination          : The  volume-weighted  average  price  at  which  Party A sells the number of Purchased Shares that it is directed to sell, less Commission, provided that if Party A does not hold that number of Purchased Shares, Party A shall sell such Purchased Shares as it does hold and shall also be deemed to have sold, at the closing price on the Early End Date, an additional number of Shares equal to the difference between the number of Purchased Shares that Party A is directed to sell and the number of Purchased Shares that Party A then holds, and the Final Price on Early Termination shall in that case equal the volume-weighted average price of Party A's sales of Purchased Shares, less Commission, and deemed sales of additional Shares.

Early Termination
SettlementDate       : All payments and deliveries required to be made upon the early termination of the Transaction, whether in whole or in part, shall be made on the third Clearance System Business Day after the Early End Date.

Make-whole
Provisions           : The  Make-whole  Provisions  set forth  above  under
                       Settlement Terms shall apply to settlements on early termination.

No Termination
During Call          : If  Pioneer   Financial   Services,   Inc.   calls  for
                       redemption its 6-1/2% Convertible Subordinated Notes Due 2003 (the "Notes") while the Transaction is outstanding, Party B may not give Party A a Direction to Sell, and the Transaction shall not be terminated in whole or in part, during the period from and including the day that is one Business Day before the effective date of the call to and including the last day on which the Notes may be tendered for conversion.

No Further
Obligations          : Upon the early  termination  of the  Transaction, whether in whole or in part, and payment of all amounts due and owing and the making of all required deliveries to either party hereunder, neither party shall have any further obligation to the other party with respect to the Transaction as a whole, in the case of termination in whole, and the portion so terminated, in the case of termination in part.

Breakage Cost        : In the case of any  early  termination  on an Early End
                       Date that is not also a Reset Date, Party A shall determine whether it has sustained a net economic cost or a net economic benefit from such event. If Party A determines that it has sustained a net economic cost, then (i) if physical settlement applies, the aggregate amount of such cost shall be added to the Total Forward Price, and (ii) if net share settlement applies, the result of dividing the amount of the cost by the Number of Terminated Shares shall be subtracted from the Final Price on Early Termination. If Party A determines that it has sustained a net economic benefit, then (iii) if physical settlement applies, the aggregate amount of such benefit shall be subtracted from the Total Forward Price, and (iv) if net share settlement applies, the result of dividing the amount of the benefit by the Number of Terminated Shares shall be added to the Final Price on Early Termination. If Party A determines that it has sustained neither a net economic cost nor a net economic benefit, then no such adjustments shall be made. Party A shall provide to Party B an accounting if any adjustment is made pursuant to this paragraph, which shall be binding on the parties, absent demonstrable error.

Predelivery of Shares
---------------------

Initial Predelivered
Shares               : 467,000 Registered Shares delivered to Party A on the
                       Modification Date

Requirements to
Deliver Additional
Predelivered Shares  : (a) If the closing price of the Shares on the Exchange first becomes
                       less than or equal to $15 per share on a date while the Transaction is outstanding (the "Threshold Date"), Party A shall notify Party B of the occurrence of the Threshold Date within seven Exchange Business Days thereafter, and Party B shall thereupon issue and predeliver to Party A, no later than the third Clearance System Business Day after the date on which Party B receives such notice, the number of Shares that Party B would be required to deliver if the Transaction were terminated in whole on the Threshold Date, net share settlement applied and the Final Price on Early Termination were the closing price on the Exchange on the Threshold Date, less the number of Initial Predelivered Shares (the "Additional Predelivered Shares," and, together with the Initial Predelivered Shares, the "Predelivered Shares"); provided that if any of the Additional Predelivered Shares are not registered under the Registration Statement on the date on which Party B would otherwise be required to deliver such Additional Predelivered Shares to Party A, Party B shall
                       (i) as promptly as practicable cause such shares to be registered under the Securities Act of 1933 and listed on the Exchange, and (ii), unless Party A shall have notified Party B of its election to waive the requirement that such shares be registered prior to delivery, defer delivery of such unregistered shares to Party A until such time as such shares have been so registered.

                       (b) In the event that on May 1, 2000 the total number of Registered Shares available for offer and sale under the Registration Statement minus the number of Purchased Shares held by Party A on such date is less than the product of (i) 1.05 times (ii) the number of Payment Shares that Party B would be required to deliver to Party A if the Transaction were terminated in whole on May 1, 2000, net share settlement applied, and the Final Price on Early Termination were the closing price of the Shares on the Exchange on such date, then Party B shall (i) file with the Securities and Exchange Commission a Registration Statement covering the offer and sale of a number of Shares equal to not less than the deficit no later than May 5, 2000, (ii) as promptly as practicable cause such Registration Statement to become effective and such number of Shares to be listed on the Exchange, and
                       (iii) deliver a number of Registered Shares equal to such deficit as Additional Predelivered Shares, provided that if such deficit is less than the maximum number of shares that the Company could then include in a Registration Statement that it is permitted to file pursuant to Rule 462(b) of the Securities and Exchange

                       Commission, Party B, with the prior written consent of Party A, may defer the filing of such Registration Statement and may defer delivery of such Additional Predelivered Shares to Party A to a date not less than 11 Exchange Business Days prior to the Termination Date.

                       (c) In the event that the preceding paragraphs (a) and
                       (b) concurrently apply, Party B shall cause to be registered, listed on the Exchange, and delivered to Party A a number of Additional Predelivered Shares equal to the greater of the number of Additional Predelivered Shares that Party B is obligated to register and deliver to Party A under the preceding paragraphs (a) and (b); provided that if such number is less than the maximum number of shares that the Company could then include in a Registration Statement that it is permitted to file pursuant to Rule 462(b) of the Securities and Exchange Commission, Party B, with the prior written consent of Party A, may defer the filing of such Registration Statement and may defer delivery of such Additional Predelivered Shares to Party A to a date not less than 11 Exchange Business Days prior to the Termination Date.

Application of
Shares               : If Party B elects net share settlement at termination or any early termination, and Party B is the party required to deliver Shares, Party B's obligation to deliver Payment Shares and Make-whole Shares shall be satisfied first out of the Predelivered Shares, to the extent thereof.

Retention of Shares  : Party A shall not sell or otherwise transfer any
                       Predelivered Shares that it has not applied to the satisfaction of an obligation of Party B to deliver Shares.

Return of Shares     : If the Transaction is terminated in whole, whether on
                       the Termination Date or an Early End Date, and Party A has Predelivered Shares remaining after all obligations of Party B to deliver Payment Shares, Make-whole Shares or cash have been satisfied, Party A shall return such remaining Predelivered Shares to Party B.

Dividends            : The provisions under Dividend Payment above shall apply
                       to Predelivered Shares until such time as they are sold or otherwise transferred as permitted hereunder, or until they are returned to Party B.

Other Provisions
----------------

Undirected Sales
of Purchased Shares
by Party A           : Party A may sell Purchased  Shares in its discretion
                       without having received a Direction to Sell from Party B, provided that Party A shall notify Party B of its intent to make any such sale sufficiently in advance of such sale to enable Party B to verify that the Prospectus provided by Party B for delivery by Party A to offerees and purchasers of the Shares registered under the Registration Statement will meet the requirements of the Securities Act of 1933 at the time of the intended sales, and to amend such Prospectus if it will not meet those requirements. Such sales shall not in any way reduce Party A's obligations hereunder, including but not limited to its obligations in regard to scheduled or early termination.

Commercial
Reasonableness       : All sales by Party A of Purchased Shares, Payment Shares and Make-whole Shares shall be made in a commercially reasonable manner, provided that undirected sales of Purchased Shares (if any) shall not be subject to this requirement.

Market Transactions  : Party A shall not, and shall cause WDR as its selling agent not to, sell any Purchased Shares, Payment Shares or Make-whole Shares otherwise than in ordinary trading transactions for purposes of Rule 100 of Regulation M.

Direction to Sell    : Party A shall use its best efforts to comply with a
                       valid Direction to Sell, but shall not be liable to Party B if Party A is unable, despite its best efforts, to sell the entire number of Shares specified in the Direction to Sell.

Registration
Statement
Ineffective          : If the Registration Statement is declared effective but
                       does not remain effective until all Payment and Make-whole Shares have been sold by Party A, Party A shall have the right to require that Party B repurchase any unsold Payment Shares at a price per share equal to the Final Price and any unsold Make-whole Shares at an aggregate price equal to that portion of the Make-whole Amount not recovered in the net proceeds of prior sales of Make-whole Shares.

Method of Settlement : All payments of funds and deliveries of Shares pursuant to scheduled termination and early termination of the Transaction in whole or in part shall be made through the Clearance System at the accounts specified as provided below, on a delivery versus payment basis.

Adjustments and Extraordinary Events
------------------------------------

Adjustments:

Method of Adjustment : Options Exchange Adjustment; provided that references in the Equity Definitions to "Strike Price" shall be deemed to refer to "Notional Amount" and references to "Number of Options" shall be deemed to refer to "Current Number of Shares" herein.

Options Exchange     : The Options Clearing Corporation

Consequences of Merger Events:

         (a)  Share-for-Share    :    Cancellation and Payment

         (b)  Share-for-Other    :    Cancellation and Payment

         (c)  Share-for-Combined :    Cancellation and Payment

Nationalization and Insolvency   :    Cancellation and Payment

Amendment of the
Equity Definitions   : For the purposes of this Transaction, the Definitions
                       are amended as follows:

                       (A) A new Section 1.3A is added after Section 1.3:

                       Section 1.3A. Share Forward Transaction. "Share Forward Transaction" means an OTC equity forward transaction relating to a single share or other security.

                       (B) Section 1.5 is amended to read:

                       Section 1.5. Share Transaction. "Share Transaction" means a Share Option Transaction, a Share Swap Transaction, and for the purposes of Article 9, a Share Forward Transaction.

                       (C) A new clause (E) is added to Section 9.1(c):

                       "(E) in respect of a Share Forward Transaction, the Forward Price per Share and the Current Number of Shares";

                       (D) Clause (vi) of Section 9.1(e) is amended to read:

                       "(vi) any other similar event that, in the reasonable judgment of the Calculation Agent, may have a diluting or concentrative effect on the theoretical value of the relevant Shares."

Miscellaneous
-------------

Title to Shares      : A party delivering Shares or Predelivered Shares to the
                       other party hereunder represents, warrants and agrees that (a) it is the legal and beneficial owner of the Shares it is required to deliver; (b) it has the right to transfer those Shares; and (c) it will convey good title to the Shares it is required to deliver, free from all liens, charges, equities, preemptive rights or other security interests or encumbrances whatsoever.

                       In addition, if the Transaction is net share settled, Party B represents with respect to any Payment Shares and Make-whole Shares delivered to Party A that such Shares will, at the time of delivery, be duly authorized, validly issued, fully paid and nonassessable.

Transfer             : Neither party may transfer the Transaction, in whole or
                       in part, without the prior written consent of the non-transferring party.

Account Details
---------------

Party A              : As provided in separate direction

Party B              : As provided in separate direction


Special Provisions
------------------

1.   Additional Party B Representations

Party B will be deemed to represent to Party A on the date on which it enters into this Transaction that:

(a)  Party B has a valid business purpose for entering into this Transaction.

(b) Party B is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares).

(c) At the time of Party B's entry into the Transaction no "restricted period" for purposes of Rule 102 of Regulation M under the Securities Exchange Act of 1934 and no tender offer for Shares (whether by Party B or a third party) is in effect, and no Party B tender offer has been in effect within the preceding ten business days.

2.   Offeree/Buyer Representations

If the parties enter into a Transaction, or if one party offers to transfer or transfers the security underlying a Transaction to the other party, in either case in reliance on Section 4(2) of the Securities Act or Regulation D thereunder, then the offeree or buyer of the Transaction and/or the offeree or buyer of the security underlying the Transaction (the "Offeree"), shall make the following representations, warranties and covenants on and as of the date on which the Offeree enters into such a Transaction or makes any payment or delivery relating thereto or to the transfer of the underlying security:

(a) the Offeree is entering into the Transaction for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Transaction entered into by the Offeree hereunder;

(b) the Offeree acknowledges its understanding that the offer and sale of any Transaction with the other party is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act. In furtherance thereof, the Offeree represents and warrants to the other party that
(i) it has the financial ability to bear the economic risk of its investment, and (ii) the Offeree qualifies as an "accredited investor" as that term is defined under Regulation D under the Securities Act.

(c) the Offeree has been given the opportunity to ask questions of, and receive answers from, the other party concerning the terms and conditions of the Transaction and has been given the opportunity to obtain such additional information necessary in order for the Offeree to evaluate the merits and risks of the Transaction, to the extent the other party possesses such information or can acquire it without unreasonable effort or expense, and the Offeree has determined that the Transaction is a suitable investment for the Offeree. The Offeree represents and warrants to the other party that, each time the Offeree enters into a Transaction with the other party, the Offeree will be able to bear a loss of its entire investment. The Offeree further understands and agrees that in circumstances where the Offeree holds a short position, its risk of loss could be unlimited;

(d) the Offeree represents and warrants that, in effecting a Transaction, it will not be in possession of any material non-public information with respect to any security related to a Transaction that, under the U.S. federal securities laws, it would have to disclose in advance to a party effecting a purchase or sale with the Offeree of such security;

(e) the Offeree fully understands and agrees that it must bear the economic risk of the Transaction for the entire time period set forth in the Confirmation; and the Offeree understands and agrees that disposition of the Transaction is restricted under the Master Agreement, the Securities Act and state securities laws. The Offeree understands that the Transaction has not been, and is not intended to be, registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless registered under the Securities Act and under the applicable laws of such states, or an exemption from such registration is available. The Offeree understands and agrees that the other party is not obliged to register the Transaction on behalf of the Offeree or to assist the Offeree in complying with any exemption from registration under the Securities Act or state securities laws. The Offeree further understands and agrees that the other party is not, and will not be, obliged under any circumstances to enter into or arrange a Transaction for the purpose of offsetting a particular Transaction, but may do so in its discretion; and

(f) nothing contained herein shall require the other party to enter into any part or all of a Transaction offered by the Offeree. The other party reserves the right to limit the number and amount of certain Transactions that the Offeree, acting by itself or as part of a group, may maintain or acquire through or from the other party (or any affiliate of the other party) at any time.

3.  Relationship Between Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(c) The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Yours sincerely,

UBS AG, LONDON BRANCH


By: /S/ MANISHA HIRANI                      By: /S/ RUPERT HILMI
    ----------------------------                ----------------------------
     Name:  Manisha Hirani                      Name:  Rupert Hilmi
     Title: Authorised Signatory                Title: Authorised Signatory



Confirmed as of the 29th day of June, 1999, and amended and restated as of the 1st day of December, 1999

CONSECO, INC.


By: /S/ ROLLIN M. DICK
    ----------------------------
     Name:  Rollin M. Dick
     Title: Executive Vice President
            and Chief Financial Officer